Exhibit 99.1

                               Corporate & financial news release

SCOTT’S LIQUID GOLD-INC. REPORTS FIRST QUARTER RESULTS

First Quarter 2020 Highlights:

•	Net sales of $7.9 million
•	Net income of $0.3 million ($0.02 per share)
o	Includes $0.2 million of expenses related to our supply chain transition further detailed below
•	Gross margins of 44.1% increased from 38.3% for the same period in 2019

DENVER, COLORADO – May 11, 2020 – Scott’s Liquid Gold-Inc. (OTC: SLGD) today announced operating results for the three months ended March 31, 2020.

President and Chief Executive Officer Mark Goldstein stated, “In one of the most unprecedented and unstable periods in the 69 year history of Scott’s Liquid Gold, our business demonstrated its resilience.  The strength of our brands allowed us to provide virtually all of Scott’s essential consumer products to both customers and end consumers throughout the Covid-19 pandemic without interruption.  A return to consistent Alpha Skin Care sales, both online and to China, helped drive profitability during the first quarter, even with expenditures for our supply chain transition.  We are again optimistic about Alpha’s future growth potential.

Our team turned in a fantastic performance during the first quarter of 2020.  Despite the turmoil, they fully shifted to remote work and new, safer practices.  They accomplished this while successfully maintaining our operations, continuing to make solid progress on our supply chain transition, and executing a solid introduction of our new SLG One product.

We do expect a reduction in sales for the coming second quarter due the forced retail closures of some of our large distributed product customers. However, we are optimistic about our overall 2020 results and cash generation, as well as our longer-term ability to grow Scott’s business and generate shareholder value.”

Net Sales

Net sales for the three months ended March 31, 2020 increased $1.0 million compared to the same period in 2019.  This was primarily attributable to our Kids N Pets acquisition during the fourth quarter of 2019 and the addition of our new SLG One product.

Net Income

Net income for the three months ended March 31, 2020 was $0.3 million, up from a net loss of $0.3 million for the three months ended March 31, 2019. This positive movement was largely driven by our Kids N Pets acquisition and SLG One product addition, partially offset by $0.2 million of expenses associated with our supply chain transition further described below.

Cash Flow

Cash flow used in operating activities was $0.6 million for the three months ended March 31, 2020, as compared to cash flow provided from operating activities of $0.5 million for the same 2019 period. The decrease in operating cash flow was the primarily due to slower payment terms by a few of our large distributed product customers as a result of the COVID-19 pandemic.

Recent Transaction Recap

On October 2, 2020, we announced the acquisition of the Kids N Pets product line.

Our December 5, 2020 announcement of the Elevation Labs deal was the culmination of our strategic plan to outsource our manufacturing operations. This transition enables us to comprehensively evaluate, select, and benefit from the manufacturing, R&D, and infrastructure expertise of new partners, and focus our on the growth and marketing our high-quality, high-value brands.

About Scott’s Liquid Gold-Inc.

Scott’s Liquid Gold-Inc. develops, markets, and sells high-quality, high-value household and personal care products nationally and internationally to mass merchandisers, drugstores, supermarkets, hardware stores, e-commerce retailers, other retail outlets, and to wholesale distributors.  Over the last 65+ years we have developed a reputation for delivering products that consumers know and trust.

Our flagship product, Scott’s Liquid Gold® Wood Care, is a leader in its category and is known for bringing life back to and protecting all types of natural wood surfaces.  Our Kids N Pets® brands are award winning, biodegradable, safe, nontoxic, stain and odor removing products targeted toward households with children and pets.

Scott’s Liquid Gold-Inc. also owns Neoteric Cosmetics, a personal care company with a rich history of offering products that deliver high-quality, proven results that customers expect. Neoteric’s personal care products are embraced and respected by both medical professionals and consumers alike and include brands such as Alpha® Skin Care, Prell®, and Denorex®.  Neoteric Cosmetics is also the proud American specialty channel distributor for Batiste Dry Shampoo.

SCOTT’S LIQUID GOLD-INC. & SUBSIDIARIES

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2020	2019
Net sales	$ 7,854	$ 6,805
Cost of sales	4,390	4,200
Gross Profit	3,464	2,605
Gross Margin	44.1%	38.3%

Operating expenses:
Advertising	221	184
Selling	1,589	1,658
General and administrative	1,404	1,223
Total operating expenses	3,214	3,065
Income (loss) from operations	250	(460)

Interest income	1	31
Interest expense	(4)	(5)
Income (loss) before income taxes	247	(434)
Income tax benefit	30	104
Net income (loss)	$ 277	$ (330)

Net income (loss) per common share
Basic	$ 0.02	$ (0.03)
Diluted	$ 0.02	$ (0.03)
Weighted average shares outstanding
Basic	12,462	12,408
Diluted	12,608	12,408

SCOTT’S LIQUID GOLD-INC. & SUBSIDIARIES

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except par value amounts)

	March 31,	December 31,
	2020	2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$926	$1,094
Accounts receivable, net	3,646	2,695
Inventories, net	7,412	7,841
Income taxes receivable	744	705
Property and equipment held for sale	-	500
Prepaid expenses	308	368
Other current assets	-	71
Total current assets	13,036	13,274

Property and equipment, net	137	124
Deferred tax asset	449	556
Goodwill	3,230	3,230
Intangible assets, net	8,495	8,719
Operating lease right-of-use assets	3,176	188
Other assets	102	-
Total assets	$28,625	$26,091

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$907	$1,809
Accrued expenses	553	422
Operating lease liabilities, current portion	26	197
Total current liabilities	1,486	2,428

Operating lease liabilities, net of current	3,182	19
Other liabilities	27	27
Total liabilities	4,695	2,474

Shareholders’ equity:
Preferred stock, no par value, authorized 20,000 shares; no shares issued and outstanding	-	-
Common stock; $0.10 par value, authorized 50,000 shares; issued and outstanding 12,462 shares (2020) and 12,462 shares (2019)	1,246	1,246
Capital in excess of par	7,286	7,250
Retained earnings	15,398	15,121
Total shareholders’ equity	23,930	23,617
Total liabilities and shareholders’ equity	$28,625	$26,091

SCOTT’S LIQUID GOLD-INC. & SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended
	March 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$277	$(330)
Adjustments to reconcile net income (loss) to net cash (used) provided by operating activities:
Depreciation and amortization	229	186
Stock-based compensation	36	42
Deferred income taxes	107	(104)
Change in operating assets and liabilities:
Accounts receivable	(951)	78
Inventories	429	537
Prepaid expenses and other assets	93	121
Income taxes receivable	(39)	-
Accounts payable and accrued expenses	(768)	(53)
Total adjustments to net income (loss)	(864)	807
Net cash (used) provided by operating activities	(587)	477

Cash flows from investing activities:
Purchase of property and equipment	(17)	(101)
Proceeds from sale of property and equipment	500	-
Net cash provided by (used in) investing activities	483	(101)

Cash flows from financing activities:
Payments for debt issuance costs	(64)	-
Net cash used in financing activities	(64)	-

Net (decrease) increase in cash and cash equivalents	(168)	376

Cash and cash equivalents, beginning of period	1,094	6,232
Cash and cash equivalents, end of period	$926	$6,608

Supplemental disclosures:
Cash paid during the period for interest	$4	$5

Note Regarding Forward-Looking Statements

This news release may contain "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "assumptions," "target," "guidance," “strategy,” "outlook," "plans," "projection," "may," "will," "would," "expect," "intend," "estimate," "anticipate," "believe”, "potential," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology.

Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent filings with the Securities and Exchange Commission.

Investor Relations Contact:

Kevin Paprzycki, CFO

303.576.6032